As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

UNIQURE N.V.

(Exact Name of Registrant as Specified in its Charter)

Netherlands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

uniQure N.V. Amended and Restated 2014 Share Incentive Plan

(Full Title of the Plan)

Matthew Kapusta

Chief Executive Officer

113 Hartwell Avenue

Lexington, MA 02421

(Name and Address of Agent For Service)

Tel: +1 339 970 7000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jeannette Potts

Chief Legal Officer

113 Hartwell Avenue

Lexington, MA 02421

+1 339 970 7000

Timothy J. Corbett

Benjamin Stein

Morgan, Lewis & Bockius UK LLP

Condor House, 5-10 St. Paul’s Churchyard

London EC4M 8AL United Kingdom

+44 20 3201 5690

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by uniQure N.V. (the “Registrant”) solely for the purpose of registering an additional 1,500,000 ordinary shares, par value €0.05 per share, of the Registrant (the “Ordinary Shares”) to be offered to participants under the Registrant’s Amended and Restated 2014 Share Incentive Plan, which was originally adopted at the annual general meeting of the Registrant’s shareholders on January 9, 2014 and was subsequently amended or amended and restated, as applicable, as of June 10, 2015, June 15, 2016, June 13, 2018, June 16, 2021, November 15, 2023 and June 18, 2024 (as amended and restated to date, the “2014 Plan”).

On April 11, 2024, an amendment to the 2014 Plan (in the form then in effect) was approved by the board of directors of the Registrant and was subsequently approved by the Registrant’s shareholders at its annual general meeting on June 18, 2024 to increase the number of Ordinary Shares reserved for issuance under the 2014 Plan by an additional 1,500,000 shares.

The Ordinary Shares registered hereby are in addition to and of the same class as those on the Registrant’s registration statements on Form S-8 registering (i) 1,531,471 Ordinary Shares issuable under 2014 Plan previously filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2014 (File No. 333-197887), (ii) 4,070,000 Ordinary Shares issuable under the 2014 Plan previously filed with the Commission on May 15, 2017 (File No. 333-218005), (iii) 3,000,000 Ordinary Shares issuable under the 2014 Plan previously filed with the Commission on June 14, 2018 (File No. 333-225629), (iv) 4,000,000 Ordinary Shares issuable under the 2014 Plan previously filed with the Commission on July 20, 2021 (File No. 333-258036) and (v) 1,750,000 Ordinary Shares issuable under the 2014 Plan previously filed with the Commission on February 28, 2024 (File No. 333-277439) (collectively, the “Previous Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Previous Registration Statements and the contents incorporated by reference therein are hereby incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for fiscal year ended December 31, 2023 filed with the Commission on February 28, 2024;

(b) The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 7, 2024 and August 1, 2024;

(c) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 from the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 24, 2024;

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on April 12, 2024, June 20, 2024, July 1, 2024, July 9, 2024 and July 23, 2024; and

(c) The description of the securities contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-36294) filed with the Commission on January 31, 2014, under the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes the signature page hereto and is incorporated herein by reference.

EXHIBIT INDEX

Number	Description
5.1*	Opinion of Rutgers & Posch N.V., counsel to the Registrant
23.1*	Consent of Rutgers & Posch N.V. (included in Exhibit No. 5.1)
23.2*	Consent of KPMG Accountants N.V., Independent Registered Public Accounting Firm
24.1*	Power of attorney (included on the signature pages of this Registration Statement on Form S-8)
99.1

Amended and Restated 2014 Share Incentive Plan of the Registrant (incorporated by reference to Exhibit No. 10.1 to the Registrant’s Current Report on Form 8-K filed on June 20, 2024 (File No. 001-36294))

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, the Netherlands, on August 1, 2024.

UNIQURE N.V.

By:	/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Kapusta and Christian Klemt, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Matthew Kapusta	Chief Executive Officer and Director	August 1, 2024
Matthew Kapusta	(Principal Executive Officer)

/s/ Christian Klemt	Chief Financial Officer	August 1, 2024
Christian Klemt	(Principal Financial Officer and Principal Accounting Officer)

/s/ Madhavan Balachandran	Director	August 1, 2024
Madhavan Balachandran

/s/ Robert Gut	Director	August 1, 2024
Robert Gut

/s/ Rachelle Jacques	Director	August 1, 2024
Rachelle Jacques

/s/ Jack Kaye	Director	August 1, 2024
Jack Kaye

/s/ David Meek	Director	August 1, 2024
David Meek

/s/ Leonard Post	Director	August 1, 2024
Leonard Post

/s/ Jeremy P. Springhorn	Director	August 1, 2024
Jeremy P. Springhorn

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on August 1, 2024.

UNIQURE, INC.

By:	/s/ Jeannette Potts
Name: Jeannette Potts
Title: Chief Legal Officer